                                   EXHIBIT 5
                                   ---------

                      [LORD, BISSELL & BROOK LETTERHEAD]



                                       April 7, 1998


Methode Electronics, Inc.
7444 West Wilson Avenue
Chicago, Illinois 60656


Ladies and Gentlemen:

          We are acting as counsel to Methode Electronics, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), covering 2,000,000 shares of Class A Common Stock of the Company, $.50 par value per share (the "Shares") to be issued pursuant to the Methode Electronics, Inc. 1997 Stock Plan (the "Plan").

          In connection with the offering of the Shares, we have examined:

          (i)    the Registration Statement including the exhibits thereto;

          (ii)   the Plan;

          (iii) certain resolutions adopted by the Board of Directors of the Company relating to the authorization, issuance and sale of the Shares pursuant to the Plan; and

          (iv) such other documents as we deem necessary to form the opinions hereinafter expressed.

          As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company. Our opinion assumes that the pertinent provisions of such blue sky and state securities laws as may be applicable have been complied with and that the Shares are issued in accordance with the terms of the Plan.

          Based and relying solely upon the foregoing, we advise you that, in our opinion, the Shares, or any portion thereof, to the extent such Shares represent original issuances by the Company

Methode Electronics, Inc.
April 7, 1998
Page 2


when issued pursuant to the Plan after the Registration Statement has become effective under the Act, will be validly issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                       Very truly yours,

                                       LORD, BISSELL & BROOK


                                       By: /s/ James W. Ashley, Jr.
                                           -------------------------------------
                                           James W. Ashley, Jr.

                                       2